[LETTERHEAD GRANT THORNTON]


October 21, 2002



Securities and Exchange Commission
Washington, D.C.  20549



Re:  Lakeland Industries, Inc.
     Commission Fiole No. 0-15535


Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Lakeland Industries, Inc. dated October 15, 2002. and agree with the statements concerning our Firm contained therein.



Very truly yours

/s/  Grant Thornton LLP
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GRANT THORNTON LLP